Ioanis Jorgali, Investors 629.213.6139 ioanis.jorgali@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces December 31, 2025 Assets Under Management
Nashville, TN, January 12, 2026 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management ("AUM") increased to $867 billion during December 2025 from $865 billion at the end of November. The $2 billion month-end increase was driven by market appreciation. Total net flows were slightly negative for the month, as strong Private Wealth inflows and Institutional inflows were offset by Retail outflows. For the quarter ended December 31, 2025, preliminary firmwide net outflows totaled approximately $5.0 billion.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At December 31, 2025				Nov 30,
					2025

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$51	$167	$60	$278	$279
Passive	29	40	9	78	79
Total Equity	80	207	69	356	358

Fixed Income
Taxable	119	73	21	213	214
Tax-Exempt	1	57	33	91	89
Passive	—	10	—	10	10
Total Fixed Income	120	140	54	314	313

Alternatives/Multi-Asset Solutions(1)	154	9	34	197	194
Total	$354	$356	$157	$867	$865

	At November 30, 2025

Total	$352	$359	$154	$865

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2024 or form 10-Q for the quarter ended September 30, 2025. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of December 31, 2025, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 31.1% of AllianceBernstein. Including both the general partnership and limited partnership interest in AllianceBernstein Holding and AllianceBernstein, Equitable Holdings, Inc. ("EQH"), owned an approximate 68.3% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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